Exhibit 10.4
Notice to Holders of
Liberty Global, Inc. Stock Options
Awarded by Liberty Media International, Inc.
of Additional Method of Payment of Option Price
Dated: March 6, 2008
     On February 20, 2008, the Compensation Committee of the Board of Directors of Liberty Global, Inc. (the “Company”) approved an amendment to the terms of the Non-Qualified Stock Option Agreements pursuant to which options to purchase shares of the Company’s common stock were granted by the Company’s predecessor, Liberty Media International, Inc., prior to June 15, 2005 (the “LMI Option Agreements”). Capitalized terms used and not otherwise defined in this Notice have the meaning specified in the applicable LMI Option Agreement (including by reference to the Liberty Global, Inc. 2005 Incentive Plan, as amended and restated (the “Plan”)).
     The amendment to the LMI Option Agreements approved by the Committee (the “Amendment”) expands the permitted methods of payment of the Exercise Price or Base Price for each Option Share to be purchased by adding the following additional payment method:
“delivery to the Company of (A) certificates duly endorsed for transfer to the Company representing shares of a publicly traded series of Common Stock of the Company, (B) irrevocable instructions to the Company’s stock transfer agent to transfer to the Company shares of a publicly traded series of Common Stock of the Company held for the benefit of Grantee in the book-entry registration system maintained by the Company’s stock transfer agent, or (C) evidence of transfer to the Company of shares of a publicly traded series of Common Stock held in book-entry form through the Depository Trust Company for the benefit of Grantee (in each case, which shares will be valued for this purpose at their Fair Market Value on the date of exercise), provided that the shares so delivered or transferred or as to which such transfer instructions are delivered have been held by the Grantee for more than six months or such other period as the Committee may specify.”
     The Amendment conforms the methods of payment under the LMI Option Agreements to those permitted by the Plan as in effect at the time the LMI Option Agreements were entered into, as well as to the methods of payment contemplated by the Company’s standard form of Non-Qualified Stock Option Agreement for awards subsequent to June 15, 2005.
This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
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